CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 29, 2016

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28- 8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 29, 2016, Tianyin Pharmaceutical Co., Inc. (the “Company”) received a letter from the NYSE Regulation indicating that NYSE Regulation notes that there is uncertainty as to when the Company will be able to complete its Form 10-K for the fiscal year ended June 30, 2015 and subsequent Form 10-Q filings for the periods ended September 30, 2015 and December 31, 2015. As a result, pursuant to Sections 134 and 1101 of the NYSE MKT LLC (“NYSE MKT” or “Exchange”) Company Guide, NYSE Regulation has determined to commence proceedings to delist the common stock of the Company from the Exchange. Trading in the Company’s common stock was suspended after the closing of trading on the NYSE MKT on April 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Guoqing Jiang
Name: Guoqing Jiang Title: Chairman

Dated: May 5, 2016